UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2005

FLEXTRONICS INTERNATIONAL LTD.
____________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)
Singapore	0-23354	Not Applicable
____________________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
One Marina Boulevard, # 28-00, Singapore	018989
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (65) 6890-7188

Not Applicable
____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2005, Flextronics International Ltd. (the "Company") announced that Messrs. Michael Moritz and Patrick Foley had resigned from the Company's Board of Directors. As a result of these resignations, the Company had one vacancy on its Audit Committee. On October 25, 2005, the Company received notification from The Nasdaq Stock Market relating to Nasdaq Marketplace Rule 4350(d)(2)(A), which requires that the Company's Audit Committee have three members, and noting that the Company had until the earlier of its next annual shareholders' meeting or October 14, 2006 to appoint an additional Audit Committee member.

On October 28, 2005, Mr. Lip-Bu Tan was appointed to the Company's Audit Committee, and on the same day the Company received notification from The Nasdaq Stock Market confirming that with the addition of Mr. Tan to the Audit Committee, the Company is in full compliance with the Nasdaq Audit Committee requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Flextronics International Ltd.

Date: October 28, 2005
By: /s/ Thomas J. Smach
Thomas J. Smach
Chief Financial Officer